                          CHANGE OF CONTROL AGREEMENT


     THIS AGREEMENT entered into between CNB BANCSHARES, INC. (hereinafter sometimes referred to as "Company") and JAMES R. DODD (hereinafter sometimes referred to as "Executive"), this 10th day of December, 1993.

                                  WITNESSETH:

     WHEREAS:

     A. Executive is an officer of Company and important to its management and to the well being of Company, its stockholders and customers.
     B. Company desires to assure both itself and Executive of continuity of Company management and operations in the event of a change in control of Company.
     C. Executive is willing to remain in the employ of Company following a change in control of Company upon the terms and conditions mutually agreed upon by Executive and Company as hereinafter set forth.

     NOW, THEREFORE, in order to achieve the aforesaid purposes it is hereby agreed by and between the parties as follows:

     1.   OPERATION OF AGREEMENT
          ----------------------

               This Agreement shall be effective immediately upon its execution by the parties, but, anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision of it shall be operative unless and until there has been a change in control of Company as defined in paragraph 2 below. Upon the occurrence of a change in control of Company, this Agreement and all provisions thereof shall become operative immediately.

     2.   DEFINITIONS
          -----------

               The following words and phrases as used herein shall have the following meanings:
               "Cause" means any action or inaction that is materially contrary to the best interests of Company.
               "Change in Control" shall mean and shall be deemed to have occurred upon the happening of any one or more of the following:
          (a) When any "person", as that term is used in Section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, becomes a beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities.

          (b) When at any time less than fifty-one per cent (51%) of the members of the Board of Directors shall be persons who were either nominated for election by the Board of Directors as constituted on the date of this Agreement or were elected by said Board of Directors.
          (c) Upon ownership by any corporation or group of associated persons (excluding affiliates of the Company itself), acting in concert, of any aggregate of more than 25% of the outstanding shares of voting stock of the Company coupled with or followed by the exercise of the voting power of such shares by the election of two (2) or more directors of the Company in any one election either at the instance of such corporation or group of associated persons acting in concert or by the management of the Company in a proxy solicitation.
               "Effective date" means the date of a change in control.
               "Term" means the period of time commencing on the "effective date" and terminating on July 31, 1998.

               "Employed in Same Capacity" means a) After "Effective Date and until July 31, 1998, Executive continues to perform the same or similar job duties as he performed immediately prior to the "Effective Date" and b) Executive can reasonably continue to reside in the same city of residence after the "Effective Date:, as he did immediately before the "Effective Date" and until July 31, 1998, and perform his job.

     3.   EXECUTIVE'S COMPENSATION DURING TERM
          ------------------------------------

               Executive shall be entitled to the following compensation from the Company throughout the "term".

          (a) base salary at no less than that in effect immediately prior to the "Effective Date," but with adjustments subsequent to the "Effective Date" as may be made from time to time as warranted;
          (b) continuing participation in any corporate compensation plans, pension plans, insurance, medical and hospitalization programs, employment contracts and any other employee benefit plans, practices or arrangements in effect immediately prior to the "Effective Date: and as same may be modified, supplemented or replaced without material reduction in value and benefits to Executive;
          (c) all benefits contractually provided or agreed to be provided by Company to Executive pursuant to any contract or agreement entered into prior to "Effective Date."

          In the event of Executive's termination without cause after the "Effective Date" and before July 31, 1998, Executive shall receive twelve
     (12) months salary (payable in 12 equal monthly installments) at his then current salary or his salary immediately prior to the Effective Date, whichever is higher; in addition, Executive will receive benefits, as defined in Paragraph 3, for a twelve (12) month period, provided, however, that Executive will not receive this salary and benefits if he either (1) works in any capacity for another bank or bank holding company that competes with the Company at a location within a sixty (60) mile radius of Evansville, Indiana within a twelve (12) month period after termination without cause, or (2) works in any capacity for any bank or bank holding company outside of a sixty (60) mile radius of Evansville Indiana, and solicits trust department customers of the Company within a twelve (12) month period after termination without cause. The twelve (12) month period commences on the date of termination without cause.
          In the event Executive continues to be employed but not "employed in the same capacity" at any time after the "Effective Date: but before July 31, 1998, Executive, at his option, shall receive twelve (12) months salary (payable in 12 equal monthly installments) at his then current salary or his salary immediately prior to the Effective Date, whichever is higher; in addition, Executive will receive benefits, as defined in Paragraph 3, for a twelve (12) month period, provided, however, that Executive will not receive this salary and benefits if he either (1) works in any capacity for another bank or bank holding company that competes with the Company at a location within a sixty (60) mile radius of Evansville, Indiana within a twelve (12) month period after termination without cause, or (2) works in any capacity for any bank or bank holding company outside of a sixty (60) mile radius of Evansville Indiana, and solicits trust department customers of the Company within a twelve (12) month period after termination without cause. The twelve (12) month period commences on the date Executive is no longer "employed in the same capacity." Executive may waive his "employed in the same capacity" rights in writing. Further, if Executive intends to claim he is no longer "employed in the same capacity," he must provide ten (10) days notice, in writing, of the specific conduct which constitutes the alleged breach. Further, the Company shall have thirty (30) days in which to cure the alleged breach.

     4.   COVENANT NOT TO COMPETE
          -----------------------

               Executive agrees that, as Senior Vice-President and Executive Trust Officer, he will have access to confidential trust department information such as investment strategies, marketing plans, customer trust assets and information, and other confidential information such as overall marketing strategy and business plans for other Company departments. Executive also agrees that he has full access to trust department customer lists, will have a continuing relationship with trust department customers while discharging his responsibility for maintaining and developing trust department business, will be responsible for soliciting new customers, and participate in formulating company strategy and business plans for other company departments in his capacity as an officer. Executive therefore agrees for the consideration set out in Paragraph 3, and his employment, that after the Effective Date of this Agreement, he will not become an officer, director, or employee of any bank or bank holding company at any location within a sixty (60) mile radius of Evansville that competes with the Company, its subsidiaries or successors for a period of one (1) year after his termination with cause. Executive further agrees not to disclose confidential information to such competitor at any time.

     5.   BINDING EFFECT AND ASSIGNMENT
          -----------------------------

               This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors and assigns but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto. Notwithstanding the foregoing, the Company shall assign this Agreement to any person or entity succeeding to substantially all of the business and assets of Company upon a "change in control" and upon such change in control Company shall obtain the assumption of this Agreement by any such successor.

     6.   NOTICES
          -------

               Any notice to a party required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by registered or certified mail to such party at such party's address as specified below:

               If to the Company, to:
                         CNB Bancshares, Inc.
                         Attention:  Corporate Secretary
                         20 N.W. Third Street
                         Evansville, Indiana 47739-0001
               If to Executive, to:
                         His last known address shown on the records of Company.

     7.   SEVERABILITY
          ------------

               If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.   AMENDMENTS
          ----------

               This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     9.   GOVERNING LAW
          -------------

               This Agreement shall be construed in accordance with the law of the State of Indiana.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                          CNB BANCSHARES, INC.

                                          By: /s/  John M. Oberhelman
                                              -----------------------------
                                          Title: Senior Vice President Human
                                                 Resources

ATTEST:                                               "COMPANY"

/s/  Kenneth J. Ellspermann
--------------------------------
Title:  Vice President Investment
        Services                          James R. Dodd
                                          By:  /s/  James R. Dodd
                                             ----------------------------
                                                       "EXECUTIVE"